Exhibit 99.1

Genpact Reports Results for the Second Quarter of 2014

Revenues of $561.6 Million, Up 5.0%

Adjusted Income from Operations of $87.6 Million

Cash Flow from Operations of $78.8 Million

NEW YORK, July 31, 2014 — Genpact Limited (NYSE: G), a global leader in designing, transforming and running business processes and operations, today announced financial results for the second quarter ended June 30, 2014.

Key Financial Results – Second Quarter 2014

•	Revenues were $561.6 million, up 5.0% from $534.8 million in the second quarter of 2013. Revenues from Global Clients were up 6.8%, and business process outsourcing (BPO) revenues from Global Clients were up 8.7%.

•	Income from operations was $73.1 million compared to $78.0 million in the second quarter of 2013.

•	Adjusted income from operations was $87.6 million, compared to $89.2 million in the second quarter of 2013.

•	Adjusted income from operations margin was 15.6%, compared to 16.7% in the second quarter of 2013.

•	Net income attributable to Genpact Limited shareholders was $49.0 million compared to $63.9 million in the second quarter of 2013.

•	Diluted earnings per common share were $0.22, compared to $0.27 in the second quarter of 2013.

•	Adjusted diluted earnings per share were $0.27, compared to $0.32 in the second quarter of 2013.

N.V. ‘Tiger’ Tyagarajan, Genpact’s president and CEO said, “Genpact delivered solid results in the second quarter of 2014. Our revenue growth and adjusted operating income and net income levels are all tracking in line with our expectations. We are being disciplined in executing our strategy, with a particular emphasis on investments in our chosen verticals, geographies and service lines. Our increased focus has resulted in signing two large deals this past quarter in our chosen areas. Additionally, in line with our capital allocation objectives, we purchased $303 million of our shares during the quarter, at $17.50 per share.”

Revenues from Global Clients grew 6.8% over the second quarter of 2013. BPO revenues from Global Clients grew by 8.7%, led by growth in the consumer packaged goods, life sciences, insurance and capital markets verticals. Revenues from Global Clients represented approximately 78.7% of Genpact’s total revenues, or $441.8 million, with the remaining 21.3% of revenues, or $119.8 million, coming from GE. GE revenues decreased 1.2% from the second quarter of 2013, adjusted for dispositions by GE of businesses that Genpact continues to serve as Global Clients.

In the 12 months ending June 30, 2014, Genpact grew client relationships with revenues over $5 million to 85 from 81 as of June 30, 2013. This includes client relationships with more than $15 million in annual revenue increasing from 26 to 27, and client relationships with more than $25 million in annual revenue increasing from 12 to 14.

75.6% of Genpact’s revenues for the quarter came from BPO services, up from 75.1% in the second quarter of 2013. Revenues from IT services were 24.4% of total revenues for the quarter, compared to 24.9% in the second quarter of 2013.

Genpact generated $78.8 million of cash from operations in the quarter, up from $76.1 million in the second quarter of 2013. Genpact had approximately $376.8 million in cash and cash equivalents as of June 30, 2014.

As of June 30, 2014, Genpact had approximately 66,900 employees worldwide, up from approximately 60,200 as of June 30, 2013. Genpact’s employee attrition rate for the quarter was approximately 26%, measured from the first day of employment, down from 27% for the same period in 2013. Annualized revenue per employee for the quarter was $35,600, compared to $36,700 for the three months ended June 30, 2013.

Year-to-Date Results

•	Revenues were $1.090 billion, up 4.9% from $1.039 billion for the six months ended June 30, 2013.

•	Income from operations was $150.3 million, compared to $151.9 million in the six months ended June 30, 2013.

•	Adjusted income from operations was $173.9 million, up from $171.9 million for the six months ended June 30, 2013.

•	Adjusted income from operations margin was 16.0%, compared to 16.6% for the six months ended June 30, 2013.

•	Net income attributable to Genpact Limited shareholders was $99.6 million, compared to $110.6 million for the six months ended June 30, 2013.

•	Diluted earnings per common share were $0.43, compared to $0.47 for the six months ended June 30, 2013.

•	Adjusted diluted earnings per share were $0.51, compared to $0.55 for the six months ended June 30, 2013.

Genpact’s employee attrition rate for the six months ended June 30, 2014 was 24%, measured from the first day of employment, down from 25% for the same period in 2013. Annualized revenue per employee for the six months ended June 30, 2014 was $34,900, compared to $35,600 for the six months ended June 30, 2013.

2014 Outlook

Tyagarajan continued, “In the second quarter, we closed our announced acquisition in the life sciences regulatory affairs space. Including revenues from that business, we now expect 2014 revenues of $2.24 to $2.28 billion. Our expectation for adjusted operating income margin continues to be a range of 15.0 – 15.5%. I am excited about the investments we have made and continue to make in our client facing teams, which are beginning to translate into a new level of transformative discussions with existing and prospective clients. We are well positioned to meet our objective of investing at least 6% of our revenues in sales and marketing for the full year.”

Conference Call to Discuss Financial Results

Genpact management will host an hour-long conference call beginning at 4:30 p.m. ET on July 31, 2014 to discuss the company’s performance for the second quarter of 2014. To participate, callers can dial +1 (877) 703-6108 from within the U.S. or +1 (857) 244-7307 from any other country. Thereafter, callers will be prompted to enter the participant code, 33057174.

A live webcast of the call including slides with our comments will also be made available on the Genpact Investor Relations website at http://investors.genpact.com. For those who cannot participate in the call, a replay and podcast will be available on Genpact’s website, www.genpact.com, after the end of the call. A transcript of the call as well as the presentation slides will also be made available on the website.

About Genpact

Genpact Limited (NYSE: G) is a global leader in designing, transforming and running business processes and operations, including those that are complex and industry-specific. Our mission is to help clients become more competitive by making their enterprises more intelligent through becoming more adaptive, innovative, globally effective and connected to their own clients. Genpact stands for Generating Impact – visible in tighter cost management as well as better management of risk, regulations and growth for hundreds of long-term clients including more than 100 of the Fortune Global 500. Our approach is distinctive – we offer an unbiased, agile combination of smarter processes, crystallized in our Smart Enterprise Processes (SEPSM) proprietary framework, along with analytics and technology, which limits upfront investments and enhances future adaptability. We have global critical mass – 66,000+ employees in 25 countries with key management and corporate offices in New York City – while remaining flexible and collaborative, and a management team that drives client partnerships personally. Our history is unique – behind our single-minded passion for process and operational excellence is the Lean and Six Sigma heritage of a former General Electric division that has served GE businesses for more than 16 years. For more information, visit www.genpact.com.

Safe Harbor

This press release contains certain statements concerning our future growth prospects and forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties and other factors include but are not limited to a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process management and information technology services sectors, the risks and uncertainties arising from our past and future acquisitions, our ability to manage growth, factors which may impact our cost advantage, wage increases, changes in tax rates and tax legislation, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, general economic conditions affecting our industry as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact’s Annual Report on Form 10-K. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management’s current analysis of future events and should not be relied upon as representing management’s expectations or beliefs as of any date subsequent to the time they are made. Genpact does not undertake to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.

Contact

Investors	Bharani Bobba
+1 (203) 300-9230
bharani.bobba@genpact.com

Media	Gail Marold +1 (919) 345-3899 gail.marold@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data and share count)

	As of December 31, 2013	As of June 30, 2014
Assets
Current assets
Cash and cash equivalents	$571,276	$376,802
Accounts receivable, net	504,714	531,093
Accounts receivable from related party, net	403	24
Deferred tax assets	60,638	44,118
Prepaid expenses and other current assets	139,113	189,018

Total current assets	$1,276,144	$1,141,055
Property, plant and equipment, net	173,204	176,282
Deferred tax assets	89,305	65,866
Investment in equity affiliates	384	450
Intangible assets, net	99,116	122,395
Goodwill	953,849	1,072,070
Other assets	97,365	110,062

Total assets	$2,689,367	$2,688,180

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data and share count)

	As of December 31, 2013	As of June 30, 2014
Liabilities and equity
Current liabilities
Short-term borrowings	$—	$175,000
Current portion of long-term debt	4,263	4,275
Current portion of capital lease obligations	1,405	1,575
Accounts payable	18,412	17,490
Income taxes payable	15,007	35,148
Deferred tax liabilities	614	616
Accrued expenses and other current liabilities	421,992	406,143

Total current liabilities	$461,693	$640,247
Long-term debt, less current portion	653,601	651,451
Capital lease obligations, less current portion	2,657	2,993
Deferred tax liabilities	4,464	5,431
Other liabilities	242,884	182,253

Total liabilities	$1,365,299	$1,482,375

Shareholders’ equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 231,262,576 and 216,314,379 issued and outstanding as of December 31, 2013 and June 30, 2014, respectively	2,310	2,160
Additional paid-in capital	1,268,344	1,275,127
Retained earnings	511,699	306,301
Accumulated other comprehensive income (loss)	(459,614)	(377,887)

Genpact Limited shareholders’ equity	$1,322,739	$1,205,701
Noncontrolling interest	1,329	104

Total equity	$1,324,068	$1,205,805

Total liabilities and equity	$2,689,367	$2,688,180

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data and share count)

	Three months ended June 30,		Six months ended June 30,
	2013	2014	2013	2014
Net revenues
Net revenues from services – others	$534,614	$561,540	$1,038,271	$1,089,659
Net revenues from services – related party	190	71	381	142

Total net revenues	534,804	561,611	1,038,652	1,089,801

Cost of revenue
Services	332,714	340,125	644,440	664,414

Total cost of revenue	332,714	340,125	644,440	664,414

Gross profit	$202,090	$221,486	$394,212	$425,387
Operating expenses:
Selling, general and administrative expenses	118,403	142,715	231,627	265,213
Amortization of acquired intangible assets	6,185	6,610	11,736	12,628
Other operating (income) expense, net	(486)	(890)	(1,088)	(2,752)

Income from operations	$77,988	$73,051	$151,937	$150,298
Foreign exchange (gains) losses, net	(17,184)	3,829	(13,802)	7,422
Other income (expense), net	(10,539)	(6,505)	(15,650)	(13,038)

Income before equity-method investment activity, net and income tax expense	$84,633	$62,717	$150,089	$129,838
Equity-method investment activity, net	(63)	(34)	(107)	(54)

Income before income tax expense	$84,696	$62,751	$150,196	$129,892
Income tax expense	19,234	13,851	36,482	30,139

Net Income	$65,462	$48,900	$113,714	$99,753
Net income attributable to noncontrolling interest	1,586	(84)	3,101	156

Net income attributable to Genpact Limited shareholders	$63,876	$48,984	$110,613	$99,597

Net income available to Genpact Limited common shareholders	$63,876	$48,984	$110,613	$99,597
Earnings per common share attributable to Genpact Limited common shareholders
Basic	$0.28	$0.23	$0.48	$0.44
Diluted	$0.27	$0.22	$0.47	$0.43

Weighted average number of common shares used in computing earnings per common share attributable to Genpact Limited common shareholders
Basic	229,237,503	217,541,960	228,232,364	224,817,938
Diluted	235,329,303	221,509,867	234,475,027	229,392,759

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six months ended June 30,
	2013	2014
Operating activities
Net income attributable to Genpact Limited shareholders	$110,613	$99,597
Net income attributable to noncontrolling interest	3,101	156

Net income	$113,714	$99,753

Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	27,318	24,994
Amortization of debt issue costs (including loss on extinguishment of debt)	4,392	1,610
Amortization of acquired intangible assets	11,736	12,628
Reserve for doubtful receivables	5,070	1,719
Unrealized (gain) loss on revaluation of foreign currency asset/liability	(14,067)	(807)
Equity-method investment activity, net	(107)	(54)
Stock-based compensation expense	16,619	11,879
Deferred income taxes	1,589	(322)
Others, net	6,087	895
Change in operating assets and liabilities:
Increase in accounts receivable	(25,492)	(15,110)
Increase in other assets	(25,385)	(37,870)
Decrease in accounts payable	(3,060)	(5,222)
Decrease in accrued expenses and other current liabilities	(33,809)	(7,788)
Increase in income taxes payable	18,826	18,939
Increase (Decrease) in other liabilities	4,244	(12,178)

Net cash provided by operating activities	$107,675	$93,066

Investing activities
Purchase of property, plant and equipment	(25,635)	(29,657)
Proceeds from sale of property, plant and equipment	283	129
Short term deposits placed	(36,769)	—
Redemption of short term deposits	36,769	—
Payment for business acquisitions, net of cash acquired	(46,134)	(123,701)
Proceeds from divestiture of business, net of cash divested	(1,049)	—

Net cash used for investing activities	$(72,535)	$(153,229)

Financing activities
Repayment of capital lease obligations	(874)	(896)
Proceeds from long-term debt	121,410	—
Repayment of long-term debt	(119,723)	(3,375)
Proceeds from Short-term borrowings	35,000	195,000
Repayment of Short-term borrowings	—	(20,000)
Proceeds from issuance of common shares under stock based compensation plans	27,478	8,329
Payment for net settlement of stock-based awards	(7,521)	(14,345)
Payment of earn-out consideration	(2,993)	—
Cost incurred in relation to debt amendment and refinancing	(7,908)	—
Distribution to noncontrolling interest	(3,242)	(1,371)
Expenses related to stock purchase	—	(2,543)
Stock purchased and retired	—	(302,625)

Net cash provided by (used for) financing activities	$41,627	$(141,826)

Effect of exchange rate changes	(16,868)	7,515
Net increase (decrease) in cash and cash equivalents	76,767	(201,989)
Cash and cash equivalents at the beginning of the period	459,228	571,276

Cash and cash equivalents at the end of the period	$519,127	$376,802

Supplementary information
Cash paid during the period for interest	$18,474	$12,828
Cash paid during the period for income taxes	$38,909	$37,176
Property, plant and equipment acquired under capital lease obligation	$1,385	$1,305

Reconciliation of Adjusted Non-GAAP Financial Measures to GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures:

•	Adjusted income from operations;

•	Adjusted net income attributable to shareholders of Genpact Limited, or adjusted net income; and

•	Adjusted diluted earnings per share attributable to shareholders of Genpact Limited, or adjusted diluted earnings per share.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP financial measures should be carefully evaluated.

Prior to July 2012, Genpact’s management used financial statements that excluded significant acquisition related expenses and amortization of related acquired intangibles for its internal management reporting, budgeting and decision making purposes, including comparing Genpact’s operating results to that of its competitors. However, considering Genpact’s frequent acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions and amortization of acquired intangibles thereof, since July 2012 Genpact’s management uses financial statements that exclude all acquisition related expenses and amortization of acquired intangibles for its internal management reporting, budgeting and decision making purposes, including comparing Genpact’s operating results to that of its competitors. Acquisition related expenses are excluded in the period in which an acquisition is consummated.

Additionally, Genpact’s management uses financial statements that exclude stock-based compensation expense and amortization of acquired intangibles at formation in 2004. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation,” Genpact’s management believes that providing non-GAAP financial measures that exclude the above expenses allows investors to make additional comparisons between Genpact’s operating results and those of other companies. Genpact also believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons including, without limitation, its inability to predict its stock-based compensation expense under ASC 718, the amortization of intangibles associated with further acquisitions and acquisition related expenses. Accordingly, Genpact believes that the presentation of adjusted income from operations and adjusted net income, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using adjusted income from operations and adjusted net income versus income from operations and net income calculated in accordance with GAAP is that these non-GAAP financial measures exclude a recurring cost, namely stock-based compensation. Management compensates for this limitation by providing specific information on the GAAP amounts excluded from adjusted income from operations and adjusted net income.

The following tables show the reconciliation of these adjusted financial measures from GAAP for the three and six months ended June 30, 2013 and 2014:

Reconciliation of Adjusted Income from Operations

(Unaudited)

(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2013	2014	2013	2014
Income from operations per GAAP	$77,988	$73,051	$151,937	$150,298
Add: Amortization of acquired intangible assets resulting from Formation Accounting and acquisitions	4,854	5,010	9,070	9,501
Add: Acquisition related expenses	—	1,977	—	1,977
Add: Stock based compensation	10,093	6,906	16,619	11,879
Add: Other income (expense)	709	517	979	386
Less: Provision for loss on Divestitures	(2,945)	—	(3,661)	—
Add: Gain (Loss) on Equity-method investment activity, net	63	34	107	54
Less/Add: Net (income) loss attributable to noncontrolling interest	(1,586)	84	(3,101)	(156)

Adjusted income from operations	$89,176	$87,579	$171,950	$173,939

Reconciliation of Adjusted Net Income

(Unaudited)

(In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2013	2014	2013	2014
Net income per GAAP	$63,876	$48,984	$110,613	$99,597
Add: Amortization of acquired intangible assets resulting from Formation Accounting and acquisitions	4,854	5,010	9,070	9,501
Add: Acquisition related expenses	—	1,977	—	1,977
Add: Stock based compensation	10,093	6,906	16,619	11,879
Less: Tax impact on amortization of acquired intangibles resulting from Formation Accounting and acquisitions	(1,552)	(1,631)	(2,855)	(3,107)
Less: Tax impact on acquisition related expenses	—	(53)	—	(53)
Less: Tax impact on stock based compensation	(2,605)	(1,751)	(4,295)	(3,056)

Adjusted net income	$74,666	$59,442	$129,152	$116,738

Adjusted diluted earnings per share	$0.32	$0.27	$0.55	$0.51